UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2021

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2021, Twitter, Inc. (the “Company”) announced that as part of the organizational changes referenced in Item 8.01 below, Michael Montano, Engineering Lead, will be stepping down from his position at the Company effective December 31, 2021. Mr. Montano will remain an advisor of the Company through the end of the first quarter of 2022 to ensure an orderly transition.

Item 8.01	Other Events.

On December 3, 2021, the Company announced that Chief Executive Officer Parag Agrawal is restructuring the leadership team to drive increased accountability, speed, and operational efficiency, shifting to a General Manager (GM) model for Consumer, Revenue, and Core Tech, which will be led by Kayvon Beykpour, Bruce Falck, and Nick Caldwell, respectively. These GMs will lead all core teams across engineering, product management, design, and research. Lindsey Iannucci also joined the leadership team as Chief of Staff and Vice President of Operations to support Mr. Agrawal in strengthening operations across the leadership team, and the Company. As part of these changes, Dantley Davis, Design and Research Lead, will also be stepping down from his position at the Company effective December 31, 2021, and will remain an advisor through the end of the first quarter of 2022 to ensure an orderly transition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

Date: December 3, 2021	/s/ Vijaya Gadde
Vijaya Gadde
Chief Legal Officer and Secretary